LIMITED POWER OF' ATTORNEY FOR SECTION 16 R~P~RTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, constitutes and appoints S. Sami Ahmad and Cl~t•istopher f1. Groves as the undersigned's tz-ue and lawful attorney-in-fact, with f~Yll power and authority as hereinafter described on beh~Ylf o f and in the name, place and stead of the undersigned to do, and further revokes all existing powers of attorney previously granted to do, the following: prepare, execute in the undersigned's name and on tl~e u~idersi~ned's behalf, and subt~~it to the IJ,S. Securities and Exchange Commission (the "SEC'') a Form ID, including amendments thereto, and a~iy other documents necessary or appropriate to obtain. codes and p~sswaz•ds enabling the undet~signecl to make electronic filings with the SEC of reports rEquired by Section 16(a) of the Securities Exchange fact of 193 , as amended (the "Exchange Act"), or any rule or regulation of the SAC; 2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Tz•ecora Resources, a Delaware co~•poration (the "Company"), Forms 3, 4, and 5 ir1 accordance with Section 16(a) of the Fxchan~;c Act and the rules thereunder, and any other• forms or reports the undersigned ~Z~ay be required to file in connection with the undersigned's ownership, acquisition, or disposition of'securities of the Company; i. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such I~'orn1 3, 4, or S, or other form or• report, and timely file such form or repart with the SEC and any stock exchange or similar authority; 4. seek or obtain, as the undersigned's representative azid on the tmdersigned's behalf; information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release atzy such information to the undersigned and approves and ratifies any such ~~elease of information; and 5. take ~tny other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may he of benefit ta, in the best interest of, or legally required by, the undersigned, it being understand that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Lit~lited Power• of 1lttorney shall be in such form and shall contain such terms and conditions as such attor~ley-in-fact may approve in such attorney-in- fact's discretion. The undeisigried hereby grants to each such attorney-in-fact :full power and authority to do and ~er~tot7n any' and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights end powers herein granted, as fully to all intents and purposes as t11e undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or• substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and ~~owers herein granted. Tl7e unde~•signed acknowledges that the foregoing attorneys-in-fact, in serving in such capacit}T at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply wit11 Section 16 of the ~,xchange Act. Pace 1 of 2 43Ei409-v2\HOUD3~iS

This Limited Power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forins 3, 4, aid 5 with respect to the undersigned's holdings of and transactions in securities issued by the Compaiay, unless earlier revoked by the undersigned in a signed writ:in~; delivered to the fare;Ding attorneys-in-fact. IN WITNESS WHEREOI', the undersigned has caused this Limited Power of Attorney to be executed as of this~ day of~ September 2018. ~, By• _ 'lam-l- ~-~~ .., ~~.P ~k~me: Page 2 of Z 4364U9-v2\FiOt3DMS